EXHIBIT 99.1

ANADIGICS ANNOUNCES THAT IT HAS ENTERED INTO A MERGER AGREEMENT
WITH II-VI INCORPORATED AT AN OFFER PRICE OF $0.66 PER SHARE

WARREN, N.J., January 19, 2016 — ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) today announced that, on January 15, 2016, it entered into a definitive agreement and plan of merger pursuant to which II-VI Incorporated ("II-VI") has offered to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.66 per share net in cash, pursuant to an all-cash tender offer and second-step merger (the "II-VI Merger Agreement"). The offer price in the II-VI Merger Agreement constitutes an increase of $0.31 per share over the November 11, 2015 agreement and plan of merger pursuant to which affiliates of GaAs Labs, LLC offered to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.35 per share net in cash, pursuant to an all-cash tender offer and second-step merger (the "GaAs Labs Merger Agreement"). On January 12, 2016, the Company announced that the $0.66 per-share offer from II-VI (an "Excluded Party," as defined in the GaAs Labs Merger Agreement, and referred to in the Company's January 12, 2016 announcement as "Party A") had been determined by the Company's Board of Directors to constitute a "Superior Offer," as that term is defined in the GaAs Labs Merger Agreement.

After the Company announced on January 12, 2016 that the $0.66 per-share offer from II-VI (referred to therein as "Party A") had been determined by the Company's Board of Directors to constitute a "Superior Offer," as that term is defined in the GaAs Labs Merger Agreement, GaAs Labs declined to submit to the Company a further amended acquisition proposal.

On January 14, 2016, another Excluded Party ("Party B"), whose proposed merger agreements were referenced in certain of the Company's previous announcements, delivered to the Company a further revised proposed merger agreement pursuant to which it offered, subject to the terms thereof, to acquire all of the outstanding shares of the Company's common stock on a fully diluted basis for $0.75 per-share net in cash pursuant to an all-cash tender offer and second-step merger ("Party B's January 14, 2016 Proposed Amended Merger Agreement"). However, despite the increased per-share offer price, Party B's January 14, 2016 Proposed Amended Merger Agreement, in the business judgment of the Company's Board of Directors, fails to incorporate certain key terms and conditions demanded by the Board of Directors for the protection of the Company and its stockholders. Because Party B is a Chinese company, the closing of Party B's proposed acquisition of the Company would potentially be subject to delay caused by, among other things, the review and clearance process to be undertaken by the Committee on Foreign Investment in the United States ("CFIUS"). Based upon its consultation with the Company's management and its legal advisors, the Company's Board of Directors estimates that it could take 100 days or so from the date of the Company's execution of a merger agreement with Party B for the parties to confer with CFIUS, to assemble and prepare the materials required to make the CFIUS filing, to make the actual CFIUS filing and for CFIUS to complete what could then be a 75-day review period. To protect the Company's business and financial condition in the event the closing of the proposed transaction with Party B were in fact delayed as a result of the time-consuming CFIUS review process, the Company's Board of Directors demanded, among other things, that Party B (a) agree to pay to the Company on the terms proposed by the Company a cash reverse termination fee in the event that the proposed transaction does not close in a timely manner or at all and (b) provide a loan, as needed, to the Company on terms acceptable to the Company and its bank, in the event that the proposed transaction does not close in a timely manner or at all.

In the business judgment of the Company's Board of Directors, in light of the Company's current business and financial condition, including the challenges to the Company's business and financial condition caused by the uncertainty surrounding the bidding process in which the Company has been engaged since November 2015, Party B's January 14, 2016 Proposed Amended Merger Agreement does not provide the Company and its stockholders with adequate protection against the potentially irreparable harm to the Company's business and financial condition that could result in the event that the proposed transaction with Party B does not close in a timely manner or at all. The Company's Board of Directors considered, among other things, that, if Party B were unable to consummate the proposed merger transaction with the Company in a timely manner or at all as a result of the CFIUS review process or otherwise, the Company could, by that time, have suffered irreparable declines in its financial and business condition and lost the opportunity to obtain $0.66 per-share for the Company's stockholders through the II-VI Merger Agreement, which, if not accepted by the Company, was to expire, by its terms, on January 15, 2016.

The Company's Board of Directors therefore weighed the comparative likelihood of completing the proposed transactions with II-VI and Party B, respectively, in assessing the overall value to the Company's stockholders of said transactions. Based upon its consultation with its financial and legal advisors, as well as upon discussions that its financial advisors and management have had with II-VI, the Company's Board of Directors believes that, subject to the satisfaction of the terms of the proposed II-VI tender offer for the Company's shares, II-VI may be able to close its proposed merger transaction with the Company in approximately 45 to 60 days.

The Company's Board of Directors also considered the fact that the Company's execution of the II-VI Merger Agreement does not preclude Party B (or any other bidder), prior to the closing of the Company's proposed merger with II-VI, from submitting, or the Company's Board of Directors from considering, a further amended offer to acquire the Company.

Accordingly, the Company's Board of Directors, in consultation with its financial and legal advisors, unanimously determined in the good-faith exercise of its business judgment that, because there remain significant regulatory and other risks that render uncertain Party B's ability to close a merger transaction with the Company in a timely manner or at all, and because Party B's January 14, 2016 Proposed Amended Merger Agreement does not adequately protect the Company and its stockholders against the potentially irreparable harm to the Company's financial and business condition that could result from such a delay or failure to close, it would not be in the best interests of the Company and its stockholders for the Company to enter into Party B's January 14, 2016 Proposed Amended Merger Agreement.

Instead, after consulting with its financial and legal advisors concerning the respective amended acquisition proposals that have been delivered to the Company by GaAs Labs, II-VI and Party B since November 2015, the Company's Board of Directors has unanimously determined in the good-faith exercise of its business judgment that the Company's execution of the II-VI Merger Agreement on January 15, 2016, the date on which the offer set forth therein was to expire if not accepted by the Company, is in the best interests of the Company and its stockholders.

In accordance with the terms of the GaAs Labs Merger Agreement, ANADIGICS notified GaAs Labs on January 15, 2016 of the Company's execution of the II-VI Merger Agreement and intention to terminate the GaAs Labs Merger Agreement. Also on January 15, 2016, in accordance with the terms of the II-VI Merger Agreement, the termination fee that was owed by the Company to GaAs Labs under the GaAs Labs Merger Agreement was paid to GaAs Labs by II-VI.

Notice to Investors

The tender offer for the outstanding shares of common stock of ANADIGICS described in this communication has not yet commenced. This communication is for informational purposes only and is not an offer to purchase any shares of ANADIGICS or a solicitation of an offer to sell securities. At the time the tender offer is commenced, II-VI will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the Securities and Exchange Commission ("SEC") and ANADIGICS will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Such materials will be made available to ANADIGICS stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.

Investor Relations

Terrence Gallagher

Executive Vice President and CFO

ANADIGICS, Inc.

141 Mt. Bethel Road

Warren, NJ 07059

Tel: +1 908 668-5000

E-mail: tgallagher@anadigics.com

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